SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as Specified in Its Charter)

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FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1250

Chicago, Illinois 60606

April 10, 2006

Dear FreightCar America Stockholder:

You are cordially invited to attend the annual meeting of stockholders of FreightCar America, Inc. to be held at 10:00 a.m. (local time) on Wednesday, May 10, 2006, at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604.

The purpose of the meeting is to consider and vote upon proposals to (i) amend our certificate of incorporation to clarify the provisions regarding the election of directors and to provide that a person elected at an annual meeting of stockholders to succeed a director appointed by the board of directors to fill a vacancy on the board of directors shall be elected to a term to expire at the next annual meeting of stockholders at which the terms of the other directors of that director’s class are or would be scheduled to expire, (ii) elect three directors who have been nominated for election as Class I directors to three-year terms, (iii) elect two directors who have been nominated for election as Class III directors to three-year terms (or two-year terms if our certificate of incorporation is amended as described above), (iv) ratify the appointment of our independent registered public accounting firm for 2006 and (v) transact such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting and regardless of the number of shares you own, it is important that your shares be represented at the meeting. After reading the enclosed proxy statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented.

The board of directors and management appreciate your continued confidence in FreightCar America, and look forward to seeing you at the annual meeting.

Sincerely,

/s/ Camillo M. Santomero, III
CAMILLO M. SANTOMERO, III
Chairman of the Board

FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1250

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 10, 2006

April 10, 2006

Dear FreightCar America Stockholder:

We are notifying you that the annual meeting of stockholders of FreightCar America, Inc. will be held at 10:00 a.m. (local time) on Wednesday, May 10, 2006 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604, for the following purposes:

1. To amend our certificate of incorporation to clarify the provisions regarding the election of directors and to provide that a person elected at an annual meeting of stockholders to succeed a director appointed by the board of directors to fill a vacancy on the board of directors shall be elected to a term to expire at the next annual meeting of stockholders at which the terms of the other directors of that director’s class are or would be scheduled to expire.

2. To elect three directors as Class I directors, each for a term of three years.

3. To elect two directors as Class III directors, each for a term of three years (or two years if our certificate of incorporation is amended as described above).

4. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2006.

5. To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We also have enclosed a copy of our 2005 Annual Report. We are initially mailing this notice of annual meeting, the proxy statement and the enclosed proxy card to our stockholders on or about April 10, 2006.

Only stockholders of record at the close of business on March 31, 2006 are entitled to vote at the meeting and any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible. You can withdraw your proxy at any time before it is voted.

By order of the Board of Directors,

/s/ Kevin P. Bagby
KEVIN P. BAGBY Vice President, Finance, Chief Financial Officer, Treasurer and Secretary

i

FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1250

Chicago, Illinois 60606

PROXY STATEMENT

The board of directors of FreightCar America, Inc. is asking for your proxy for use at the annual meeting of our stockholders to be held at 10:00 a.m. (local time) on Wednesday, May 10, 2006 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy card to our stockholders on or about April 10, 2006.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting, including (i) the amendment of our certificate of incorporation as described below under Proposal 1, (ii) the election of three directors who have been nominated for election as Class I directors to three-year terms, (iii) the election of two directors who have been nominated for election as Class III directors to three-year terms (or two-year terms if our certificate of incorporation is amended as described below under Proposal 1), (iv) the ratification of the appointment of our independent registered public accounting firm and (v) any other business properly coming before the meeting.

What are our voting recommendations?

Our board of directors recommends that you vote your shares “FOR” the amendment of our certificate of incorporation as discussed below under “Proposal 1—Approval of the Amendment to our Certificate of Incorporation,” “FOR” the election of each of the nominees named below under “Proposal 2—Election of Class I Directors,” “FOR” the election of each of the nominees named below under “Proposal 3—Election of Class III Directors” and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm discussed below under “Proposal 4—Ratification of the Appointment of Independent Registered Public Accounting Firm.”

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 31, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on the record date at the meeting and any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had 12,570,275 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I vote?

You may vote in person at the annual meeting or you may vote by proxy. You may vote by proxy by completing, signing, dating and mailing the enclosed proxy card. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted “FOR:”

•	the amendment our certificate of incorporation to clarify the provisions regarding the election of directors and to provide that a person elected at an annual meeting of stockholders to succeed a director appointed by the board of directors to fill a vacancy on the board of directors shall be elected to a term to expire at the next annual meeting of stockholders at which the terms of the other directors of that director’s class are or would be scheduled to expire;

•	the election of the three nominees named below under “Proposal 2—Election of Class I Directors” to three-year terms;

•	the election of the two nominees named below under “Proposal 3—Election of Class III Directors” to three-year terms (or two-year terms if Proposal 1 to amend our certificate of incorporation is approved by our stockholders); and

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2006 discussed below under “Proposal 4—Ratification of the Appointment of Independent Registered Public Accounting Firm.”

Can I revoke my proxy or change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you vote in person at the meeting.

What vote is required to approve each matter that comes before the meeting?

Director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon, meaning that the three nominees for Class I director and the two nominees for Class III director with the most votes will be elected. The approval of the amendment to our certificate of incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. The ratification of appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting in person or by proxy. Broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval. Abstentions will have the effect of a vote against the ratification of the appointment of our independent registered public accounting firm but will not be taken into account in determining the outcome of the election of directors or the approval of the amendment to our certificate of incorporation.

What happens if additional proposals are presented at the meeting?

If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We will bear all costs of solicitation, including a base fee of $7,500 to be paid to the proxy solicitation firm of Georgeson Shareholder Communications Inc.

PROPOSALS TO BE VOTED ON

Proposal 1—Approval of the Amendment to our Certificate of Incorporation

Article 5 of our certificate of incorporation provides that directors appointed by the board of directors to fill vacancies on the board of directors shall hold office until the date of the next annual meeting of stockholders. Our certificate of incorporation also presently provides that a person elected at an annual meeting of stockholders to succeed a director who was previously appointed by the board of directors to fill a vacancy on the board of directors (a “replacement director”) shall be elected to a term to expire at the third annual meeting of stockholders after his or her election. We are requesting stockholder approval for an amendment of our certificate of incorporation to clarify the provisions regarding the election of directors and to provide that a director elected at an annual meeting of stockholders to succeed a replacement director shall be elected to a term that expires at the next annual meeting of stockholders at which the terms of the other directors of that director’s class are or would be scheduled to expire.

The board of directors believes that it is in the best interests of our stockholders and our company to effect this amendment, because the amendment is consistent with the intent already reflected in our certificate of incorporation to maintain a classified board of directors pursuant to which: (a) the directors of each of the three classes generally are subject to election every three years; and (b) approximately one-third of all of our directors are subject to election at each annual meeting of stockholders. As our certificate of incorporation is currently written, it provides that a director who is elected to succeed a replacement director of a certain class is elected to a full three-year term expiring on the date of the third annual meeting of stockholders after his or her election, regardless of whether the terms of the other directors of that class are scheduled to expire on that date. The proposed amendment would change the certificate of incorporation to provide that the terms of directors who are elected to succeed replacement directors will expire either in three years or at such earlier time as may be necessary to preserve the original staggered terms of the classes.

The proposed amendment to Article 5 of our certificate of incorporation would cause Sections 5.2, 5.3 and 5.4 to read substantially as follows (the proposed new language is italicized):

“5.2 Number, Term of Office and Election.

(a) The number of the members of the Board of Directors shall be fixed from time to time solely pursuant to a resolution adopted by the Board of Directors, but must consist of not fewer than five or more than fifteen directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term expires. No director shall be required to be a resident of the State of Delaware or a stockholder of the Corporation.

(b) The Board of Directors shall be divided into three (3) classes with respect to the period during which the directors shall hold office: Class I, Class II and Class III. The initial directors of each class shall hold office as follows: (i) the initial Class I directors shall hold office until the annual meeting of stockholders in 2006; (ii) the initial Class II directors shall hold office until the annual meeting of stockholders in 2007; and (iii) the initial Class III directors shall hold office until the annual meeting of stockholders in 2008; and, in the case of each of clauses (i), (ii) and (iii) above, until their respective successors are duly elected and qualified, subject to their earlier resignation, death or removal. At each annual meeting of stockholders, each person elected to succeed a director whose term has expired shall be identified as being of the same class as the director he or she succeeds and, except as provided in the following sentence, shall be elected to hold office until the third annual meeting of stockholders after his or her election and until his or her successor shall be duly elected and qualified, subject to his or her earlier resignation, death or removal. Notwithstanding the foregoing, each person elected at the annual meeting of stockholders to succeed a director previously elected by the Board of Directors pursuant to Section 5.4 shall be identified as being of the same class as the director he or she succeeds and shall be elected to hold office until the earlier of (i) the third annual meeting of stockholders after his or her election or (ii)(A) if the vacancy filled pursuant to Section 5.4 resulted from a director’s resignation, death or removal, the next annual meeting of stockholders at which the term of the director whose resignation, death or removal resulted in the vacancy had been scheduled to expire or (B) if the vacancy filled pursuant to Section 5.4 resulted from an increase in the number of directors, the next annual meeting of stockholders at which the terms of the other directors of that class are or would be scheduled to expire, in each case until his or her successor shall have been duly elected and qualified, subject to his or her earlier resignation, death or removal. Any new positions created as a result of an increase in the number of directors shall be allocated to make the classes of directors as nearly equal as possible.

(c) Except as otherwise provided in Section 5.4, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting of the stockholders. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

5.3 Removal and Resignation. A director may be removed only for cause and at a meeting of stockholders called expressly for that purpose, upon the affirmative vote of holders of a majority of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Except as otherwise provided by the DGCL or this Certificate of Incorporation, stockholders may not remove any director without cause. Cause for removal shall be deemed to exist only if the director whose removal is proposed has engaged in criminal conduct or has engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the Corporation. Any director may resign at any time upon written notice to the Corporation.

5.4 Vacancies. Vacancies in the Board of Directors, including vacancies resulting from the resignation, death or removal of a director and vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors though less than a quorum. Each person elected by the Board of Directors to succeed a director who has died, resigned or been removed shall be identified as being of the same class as the director he or she succeeds and shall hold office until the next annual meeting of stockholders, and until his or her successor shall have been duly elected and qualified, subject to his or her earlier resignation, death or removal. Each person elected by the Board of Directors to fill a vacancy resulting from an increase in the number of directors shall be identified as a director of the class to which the vacancy has been allocated pursuant to Section 5.2(b) and shall be elected to hold office until the next annual meeting of stockholders, and until his or her successor shall be duly elected and qualified, subject to his or her earlier resignation, death or removal.”

Our board of directors recommends that you vote “FOR” the foregoing amendment to our Certificate of Incorporation.

Proposal 2—Election of Class I Directors

Our board of directors is currently comprised of seven directors. Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number of directors. The following are nominees for Class I director this year: Robert N. Tidball, S. Carl Soderstrom, Jr. and James D. Cirar, whose terms will expire at our annual meeting of stockholders to be held in 2006.

A nominee elected as a Class I director will be elected to a term to expire at the annual meeting of stockholders in 2009.

Information about the director nominees, the continuing directors and our board of directors is contained in the section of this proxy statement entitled “Board of Directors—Board Structure and Composition.”

In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director.

Our board of directors recommends that you vote “FOR” the election of Robert N. Tidball, S. Carl Soderstrom, Jr. and James D. Cirar as Class I directors.

Proposal 3—Election of Class III Directors

The following are nominees for Class III director this year: Thomas M. Fitzpatrick and Thomas A. Madden.

Messrs. Fitzpatrick and Madden became directors on December 6, 2005 to fill the vacancies created by the departure of Class III directors Jay R. Bloom and Mark D. Dalton. The terms of Class III directors generally would expire at our annual meeting of stockholders to be held in 2008. However, our certificate of incorporation provides that each person elected by the board of directors to fill a vacancy on the board of directors shall be a director until his or her successor is elected by the stockholders at the next annual meeting of the stockholders or at any special meeting duly called for that purpose and held prior thereto. Accordingly, the terms for Messrs. Fitzpatrick and Madden will expire at our annual meeting of stockholders to be held in 2006.

If Proposal 1 is approved by the stockholders, the term for a nominee elected as a Class III director will expire at our annual meeting of stockholders to be held in 2008, in accordance with the amendment of our certificate of incorporation. If Proposal 1 is not approved by the stockholders, the term for a nominee elected as a Class III director will expire at our annual meeting of stockholders to be held in 2009.

Information about the director nominees, the continuing directors and our board of directors is contained in the section of this proxy statement entitled “Board of Directors—Board Structure and Composition.”

In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director.

Our board of directors recommends that you vote “FOR” the election of Thomas M. Fitzpatrick and Thomas A. Madden as Class III directors.

Proposal 4—Ratification of the Appointment of Independent Registered Public Accounting Firm

Deloitte & Touche LLP audited our financial statements for our fiscal year ended December 31, 2005, and has been selected by the audit committee of our board of directors to audit our financial statements for fiscal year ending December 31, 2006. A representative of Deloitte & Touche LLP is expected to attend our annual meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, we are submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our audit committee will review its future selection of independent registered public accounting firms. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered with respect to fiscal years 2005 and 2004, see the section of this proxy statement entitled “Fees of Independent Registered Public Accounting Firm and Audit Committee Report—Fees Billed by Independent Registered Public Accounting Firm.”

Our board of directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

BOARD OF DIRECTORS

Board Structure and Composition

Our board of directors is currently comprised of seven directors. Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number of directors.

•	Robert N. Tidball, S. Carl Soderstrom, Jr. and James D. Cirar serve in Class I. Their terms will expire on the date of the upcoming annual meeting of stockholders on May 10, 2006.

•	John E. Carroll, Jr. and Camillo M. Santomero, III, serve in Class II. Their terms will expire on the date of the annual meeting of stockholders to be held in 2007.

•	Thomas M. Fitzpatrick and Thomas A. Madden serve in Class III. Our certificate of incorporation provides that the terms of the initial Class III directors generally would expire on the date of the annual meeting of stockholders to be held in 2008. However, because Messrs. Fitzpatrick and Madden were appointed by the board of directors to fill vacancies on the board of directors, their terms will expire on the date of the upcoming annual meeting of stockholders on May 10, 2006.

Upon the expiration of the term of each class of directors, directors of that class generally may be re-elected for a three-year term at the annual meeting of stockholders in the year in which their term expires. However, if Proposal 1 is approved by the stockholders, the term for a nominee elected at an annual meeting of stockholders to succeed a replacement director shall be elected to a term to expire at the next annual meeting of stockholders at which the terms of the other directors of that director’s class are or would be scheduled to expire. Therefore, if Proposal 1 is approved by the stockholders, the term for a nominee elected as a Class III director at the annual meeting of stockholders in 2006 will expire at our annual meeting of stockholders to be held in 2008. If Proposal 1 is not approved by the stockholders, the term for a nominee elected as a Class III director at the annual meeting of stockholders in 2006 will expire at our annual meeting of stockholders to be held in 2009.

Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or the increase in the size of the board of directors.

Nominees for election at this meeting for terms expiring in 2009:

James D. Cirar, 59, has served as a director since June 1999 and is the chairman of our nominating and corporate governance committee. Mr. Cirar is a private investor and Managing Director of TMB Industries. He was a director of Transportation Technologies Industries, Inc. (TTI) and President and CEO of TTI’s foundry group from January 2000 until the company was acquired by Accuride Corporation in 2005. Mr. Cirar was Chairman of two of our subsidiaries, Johnstown America Corporation and Freight Car Services, Inc., from September 1998 to June 1999. From September 1995 to August 1998, he was the President and CEO of Johnstown America Corporation. Mr. Cirar has also served in various executive positions with General Motors Corporation for 30 years.

Robert N. Tidball, 67, has served as a director since April 7, 2005 and is the chairman of our compensation committee. From 1989 to January 2001, Mr. Tidball was the President, CEO and a director of PLM International, Inc., after which he retired. From 1986 to 1989, Mr. Tidball served in other senior executive positions at PLM International, Inc.

S. Carl Soderstrom, Jr., 52, has served as a director since April 7, 2005 and is the chairman of our audit committee. Mr. Soderstrom was employed by ArvinMeritor, Inc. and its predecessor companies from 1986 to 2004 and served as Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc. from July 2001 to December 2004. He also held several senior management positions in engineering, quality and procurement at ArvinMeritor, Inc. from February 1998 to July 2001. Prior to joining ArvinMeritor, Inc., Mr. Soderstrom was employed by General Electric Company and the ALCO Controls division of Emerson Electric. Mr. Soderstrom is a member of the board of directors of Lydall, Inc. and serves as a member of the Audit Committee and Chairman of the Corporate Governance Committee of Lydall, Inc.

Nominees for election at this meeting for terms expiring in 2009 (or 2008, if Proposal 1 is approved by the stockholders):

Thomas M. Fitzpatrick, 53, has served as a director since December 6, 2005. Mr. Fitzpatrick is the managing principal of Fitzpatrick Law Offices, which he founded in 1987. Mr. Fitzpatrick has also served as the managing director of Harper Laboratories LLC since 2005. Between 1986 and 2004, Mr. Fitzpatrick was the managing partner of 2200 Ventures LLC and its predecessors. Prior to founding Fitzpatrick Law Offices, Mr. Fitzpatrick practiced law at Sonnenschein Nath & Rosenthal and was an instructor at the University of Chicago Law School.

Thomas A. Madden, 52, has served as a director since December 6, 2005. Mr. Madden served as the Executive Vice President and Chief Financial Officer of Ingram Micro Inc. from July 2001 to April 2005. From October 1997 to July 2001, Mr. Madden served as the Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc. Mr. Madden is a member of the board of directors of Champion Enterprises, Mindspeed Technologies, Inc. and City of Hope Cancer Center.

Directors whose terms continue until 2007:

John E. Carroll, Jr., 64, has served as President since 1998 and has served as Chief Executive Officer since 1999. Mr. Carroll served as our Chairman of the Board from 1999 until December 2004. Previously, Mr. Carroll was President of Thrall Car Manufacturing Company from 1990 to 1997. From 1989 to 1990, Mr. Carroll served as the President of Transcisco Rail Services Company. Mr. Carroll also served as Director of Planning and International Business Director at FMC Corporation from 1985 to 1989 and as Division President of the Marine & Rail Equipment Division of FMC Corporation (now a unit of the Greenbrier Companies) from 1977 to 1985.

Camillo M. Santomero, III, 48, has been a director since June 1999 and the non-executive Chairman of the Board since December 2004. Mr. Santomero has been a private investor and a Senior Consultant to JP Morgan Partners (formerly Chase Capital Partners and Chemical Venture Partners) since January 1992.

Independent Directors

The board of directors has determined that five of our seven directors, Messrs. Cirar, Soderstrom, Tidball, Fitzpatrick and Madden, are “independent directors” as defined in Rule 4200 of the Nasdaq Marketplace Rules and as defined in applicable rules by the Securities and Exchange Commission, or the SEC. Rule 4350 of the Nasdaq Marketplace Rules requires that a majority of our board of directors be composed of independent directors. Under the Nasdaq transition periods applicable to any company listing with Nasdaq in connection with its initial public offering, we are required to have certain fully independent committees within one year after listing and a board of directors consisting of at least a majority of independent directors within 12 months after our initial public offering.

On December 6, 2005, our board of directors appointed Thomas M. Fitzpatrick and Thomas A. Madden, each an independent director, to our board of directors. As a result, we expect to have a majority of independent directors at the time of our upcoming annual meeting in accordance with Rule 4350.

Our independent directors hold meetings in executive session, at which only independent directors are present. Stockholders and third parties may communicate directly with our independent directors by writing to our independent directors at FreightCar America, Inc., Two North Riverside Plaza, Suite 1250, Chicago, Illinois 60606, Attention: Presiding Director.

Director Attendance at Annual Meetings

Directors are encouraged to attend all annual and special meetings of our stockholders.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. During 2005, the board of directors held seven meetings and took action by written consent twice. All of our directors attended at least 75% of all the meetings of the board and those committees on which he served during 2005, except Mr. Santomero who attended 50% of the two meetings of the nominating and corporate governance committee in 2005. Stockholders and third parties may communicate with our board of directors by writing to our board of directors at FreightCar America, Inc., Two North Riverside Plaza, Suite 1250, Chicago, Illinois 60606, Attention: Board of Directors.

Audit Committee. Our audit committee consists of Messrs. Soderstrom, Tidball and Madden. Mr. Soderstrom serves as the chairman of our audit committee. The audit committee oversees our financial reporting processes and reviews and recommends to the board internal accounting and financial controls, accounting principles and auditing practices to be employed in the preparation and review of our financial statements. The audit committee makes recommendations to the board concerning the engagement of independent registered public accountants to audit our annual financial statements and the scope of and plans for the audit to be undertaken by such accountants. The audit committee pre-approves the audit services and permissible non-audit services to be performed by such accountants and may take appropriate actions to ensure the independence of such accountants. The audit committee is also responsible for approving related party transactions. Our board of directors has determined that each member of our audit committee meets the independence requirements under the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market, Inc. and the rules and regulations of the SEC. Mr. Soderstrom is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.

The audit committee operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A and is available on our website, www.freightcaramerica.com. The audit committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters. The audit committee met six times during 2005.

Compensation Committee. Our compensation committee consists of Messrs. Tidball, Madden and Fitzpatrick. Mr. Tidball serves as the chairman of our compensation committee. The compensation committee reviews and recommends to the board policies, practices and procedures relating to the compensation of our chief executive officer, senior management team and directors and the establishment and administration of any new incentive compensation plans. The compensation committee has authority to administer our stock option plan, 2005 Long Term Incentive Plan and stock purchase plan and make policy recommendations from time to time with respect to our benefit plans. Our board of directors has determined that Messrs. Tidball, Madden and Fitzpatrick meet the independence requirements under the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market, Inc. and the rules and regulations of the SEC. In addition, each of Messrs. Tidball, Madden and Fitzpatrick is an “outside director,” as that term is defined in Section 162(m) of the Internal Revenue Code, and is a “non-employee” director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

The compensation committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The compensation committee met four times during 2005.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Messrs. Soderstrom, Cirar and Fitzpatrick. Mr. Cirar serves as the chairman of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors with its responsibilities regarding:

•	the identification of individuals qualified to become board members;

•	the selection of the director nominees for the next annual meeting of stockholders;

•	the selection of director candidates to fill any vacancies on the board of directors;

•	the performance, composition, duties and responsibilities of the board and the committees of the board of directors;

•	succession planning for the chief executive officer; and

•	the operation of the board of directors with respect to corporate governance matters.

Our board of directors has determined that Messrs. Soderstrom, Cirar and Fitzpatrick meet the independence requirements under the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market, Inc. and the rules and regulations of the SEC.

The nominating and corporate governance committee operates under a written charter, a current copy of which is available on our website, www.freightcaramerica.com. The nominating and corporate governance committee met twice during 2005.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer. A copy of the Code of Business Conduct and Ethics is available on our website, www.freightcaramerica.com.

We intend to disclose any amendments to or waivers from our Code of Business Conduct and Ethics applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions on our website at www.freightcaramerica.com.

Criteria for Nominating Directors

The nominating and corporate governance committee of our board of directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers all relevant qualifications of candidates for board membership, including factors such as industry knowledge and experience, international, public company, academic or regulatory experience, financial expertise, diversity, current employment and other board memberships, and whether the candidate will be independent under the listing standards of the Nasdaq National Market, Inc. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee will also review such director’s overall service to us during their term and any relationships and transactions that might impair such director’s independence.

In 2005, the nominating and corporate governance committee did not pay a fee to any third party to assist in the process of identifying or evaluating potential director candidates. However, we may pay a fee to a third party to identify or evaluate potential director nominees in the future if the need arises.

We have not received director candidate recommendations from any of our stockholders. Any recommendations received by stockholders will be evaluated by the nominating and corporate governance committee in the same manner that potential director nominees suggested by board members, management or other parties are evaluated.

Our by-laws provide that nominations for the election of directors at our annual meeting may be made by our board of directors or any stockholder entitled to vote for the election of directors generally who complies with the procedures set forth in the by-laws and who is a stockholder of record at the time notice is delivered to us. Any stockholder entitled to vote in the election of directors generally may nominate a person for election to the board of directors at our annual meeting only if timely notice of such stockholder’s intent to make such nomination has been given in writing to our Secretary at our offices at Two North Riverside Plaza, Suite 1250, Chicago, Illinois 60606.

To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event less than thirty (30) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Director Compensation

We reimburse directors for expenses incurred in connection with attendance at board or committee meetings. We compensate each of our independent directors as follows: an annual stipend of $25,000, $1,000 for board meeting attendance, $750 for committee meeting attendance, $15,000 annual compensation for the chairperson of the audit committee, $3,000 annual compensation for the chairperson of any other committee and an annual restricted stock award of $25,000. We also have adopted customary expense reimbursement and related policies for all directors.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee at any time has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board or compensation committee.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2005 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors and director nominees;

•	each of the named executive officers listed in the “Executive Compensation—Summary Compensation Table” section of this proxy statement; and

•	all of our directors, director nominees and executive officers as a group.

Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

Name and Address	Number of Shares Beneficially Owned (1)		Approximate Percent of Class (1)
Barclays Global Investors, NA.	1,325,721	(2)	10.5%
Barclays Global Fund Advisors
Barclays Global Investors, Ltd.
Barclays Global Investors Japan Trust and Banking Company Limited (2)

Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,138,780	(3)	9.1%

Citadel Limited Partnership	1,106,089	(4)	8.8%
Citadel Investment Group, L.L.C.
Kenneth Griffin
Citadel Wellington LLC
Citadel Kensington Global Strategies Fund Ltd.
Citadel Equity Fund Ltd.
Citadel Derivatives Group LLC 131 S. Dearborn Street 32nd Floor Chicago, Illinois 60603

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS:
Camillo M. Santomero, III (5)	21,107		*
John E. Carroll, Jr. (6)	40,184		*
All directors, director nominees and executive officers as a group (ten persons)	61,291		*

 * = less than 1%

(1)	“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2005 are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 12,570,200 shares of our common stock outstanding as of December 31, 2005.
(2)	The address of Barclay Global Investors NA. and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105. The address of Barclays Global Investors, Ltd. is 1 Royal Mint Court, London, EC3N 4HH. The address of Barclays Global Investors Japan Trust and Banking Company Limited is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Sibuya-Ku, Tokyo 150-0012. Based on information in a Schedule 13G filed by Barclay Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd. and Barclays Global Investors Japan Trust and Banking Company Limited (collectively, the “Barclays Entities”) with the Securities and Exchange Commission on March 8, 2006. The Schedule 13G discloses that the Barclay Entities hold the shares in trust accounts for the economic benefit of the beneficiaries of those accounts. The Schedule 13G discloses that the Barclays Entities have sole power to vote or to direct the vote for 1,211,315 shares and sole power to dispose or direct the disposition of 1,325,721 shares.
(3)

Based on information in a Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 14, 2006. The Schedule 13G discloses that Wellington Management Company, LLP, in its role as investment advisor beneficially, may be deemed to own such shares, which are held of record by clients of Wellington Management. The Schedule 13G discloses that

Wellington Management Company, LLP has shared voting power with respect to 654,380 shares and shared dispositive power with respect to 1,121,080 shares.
(4)	Based on information in a Schedule 13G filed by Citadel Limited Partnership, Citadel Investment Group, L.L.C., Kenneth Griffin, Citadel Wellington LLC, Citadel Kensington Global Strategies Fund Ltd., Citadel Equity Fund Ltd. and Citadel Derivatives Group LLC (collectively, the “Citadel Entities”) with the Securities and Exchange Commission on February 13, 2006. The Schedule 13G discloses that the Citadel Entities have shared voting power and shared dispositive power with respect to 1,106,089 shares.
(5)	Mr. Santomero’s address is 78 North State Road, Second Floor, Briarcliff Manor, NY 10510.
(6)	Mr. Carroll’s address is c/o FreightCar America, Inc., Two North Riverside Plaza, Suite 1250, Chicago, Illinois 60606.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers have complied with all Section 16(a) filing requirements for 2005.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth certain information concerning each of our executive officers:

Name	Age	Position(s)
John E. Carroll, Jr.	64	President, Chief Executive Officer and Director
Kevin P. Bagby	54	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary
Glen T. Karan	55	Vice President, Planning and Administration
Edward J. Whalen	57	Senior Vice President, Marketing and Sales

John E. Carroll, Jr., see the section of this proxy statement entitled “Board of Directors—Board Structure and Composition.”

Kevin P. Bagby, 54, joined us in November 2004 as Vice President, Finance, Chief Financial Officer, Treasurer and Secretary. Prior to joining us, Mr. Bagby served as Vice President and Chief Financial Officer of Stoneridge, Inc., a company that designs and manufactures highly engineered electrical and electronic components, modules and systems for certain agricultural and vehicle markets, from 1995 until September 2004. From 1990 to 1995, Mr. Bagby served in various senior positions at Kelsey-Hayes Company. Prior to his employment at Kelsey-Hayes Company, Mr. Bagby served in various positions at General Tire, Abex Corporation and Lozier Corporation.

Glen T. Karan, 55, has served as our Vice President, Planning and Administration since November 2004. He has also has served as our Vice President, Finance, Secretary and Treasurer from 2001 to November 2004 and Vice President, Finance, Secretary and Treasurer of our subsidiaries from 1999 to 2001. Previously, Mr. Karan served in various senior financial positions for our subsidiaries from 1994 to 1999. Prior to joining us, Mr. Karan worked for Miller Picking/York International Corporation from 1976 to 1994. At York, Mr. Karan held positions as Vice President of Finance and Contracts Officer from 1987 to 1994, Controller and Secretary from 1977 to 1987 and Assistant Controller from 1976 to 1977.

Edward J. Whalen, 57, has served as our Senior Vice President, Marketing and Sales since December 2004. He has also served as Senior Vice President, Marketing and Sales for our subsidiaries from 1991 to December 2004. Prior to joining us in 1991, Mr. Whalen was President of Pullman Leasing Company. Prior to serving as President of Pullman Leasing Company, Mr. Whalen served in various finance positions for Pullman Leasing Company, including Vice President of Finance and Treasurer. Mr. Whalen originally joined Pullman, Inc., the parent of Pullman Leasing Company, in 1972.

Summary Compensation Table

The following table sets forth information regarding the compensation earned by our chief executive officer and each of our four most highly compensated executive officers for the fiscal years ended December 31, 2005 and 2004. These individuals are referred to as our “named executive officers” elsewhere in this proxy statement.

		Annual Compensation							Long Term Compensation
Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Additional Compensation			Securities Underlying Options (#) (1)(2)	All Other Compensation ($)
John E. Carroll, Jr. President, Chief Executive Officer and Director (3)	2005 2004	$ $	550,000 450,000	$ $	1,358,993 90,308	$ $	27,503 22,825	(4) (4)	164,904 336	$ $	15,481 14,627	(5) (5)
Kevin P. Bagby Vice President, Finance, Chief Financial Officer, Treasurer and Secretary (6)	2005 2004		$250,000 —		$150,000 —		$30,356 —	(7)	65,962 68		$9,234 —	(8)
Glen T. Karan Vice President, Planning and Administration (9)	2005 2004	$ $	203,333 158,933	$ $	122,000 180,000	$ $	120,203 7,550	(10) (10)	10,000 68	$ $	9,973 5,647	(11) (11)
Edward J. Whalen Senior Vice President, Marketing and Sales (12)	2005 2004	$ $	280,000 271,000		$168,000 —		— —		98,942 —	$ $	11,032 10,739	(13) (13)

(1)	2004 compensation reflects the number of Units consisting of 550 shares of our common stock and one share of our Series A voting preferred stock. All of these options were exercised by the executive officers during the year ended December 31, 2005. See table below titled “Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values”.
(2)	On April 11, 2005, we issued, under our 2005 Long Term Incentive Plan, options to purchase shares of our common stock to Messrs. Carroll, Whalen and Bagby. See the table below titled “Option Grants in Last Fiscal Year.” On December 6, 2005, we issued options, under our 2005 Long Term Incentive Plan, to purchase shares of our common stock to Mr. Karan. The options granted to Messrs. Carroll, Whalen and Bagby vest in equal yearly installments over a period of three years beginning on April 11, 2006, and the options granted to Mr. Karan vest in equal yearly installments over a period of three years beginning on December 6, 2006.
(3)	Mr. Carroll has held the position of President since 1998 and the positions of Chief Executive Officer and director since 1999. He held the position of Chairman of the Board from 1999 until December 2004.
(4)	Reflects perquisites and other personal benefits to Mr. Carroll, including our payment of $19,736 and $15,212, in 2005 and 2004, respectively, for temporary living and commuting expenses and $7,767 and $7,613, in 2005 and 2004, respectively, for reimbursement of country club dues.
(5)	Reflects our contributions of $8,089 and $7,895, in 2005 and 2004, respectively, to Mr. Carroll’s retirement account under the Savings Plan for Salaried Employees and our payments of $7,392 and $6,732, in 2005 and 2004, respectively, in premiums under Mr. Carroll’s life insurance policy.
(6)	Mr. Bagby has served as our Vice President, Finance, Chief Financial Officer, Treasurer and Secretary since November 2004, but he received no compensation from us other than stock options during the year ended December 31, 2004.
(7)	Reflects perquisites and other personal benefits to Mr. Bagby, including our payment of $18,368 for temporary living and commuting expenses and $11,988 for reimbursement of country club dues.

(8)	Reflects our contribution of $7,992 to Mr. Bagby’s retirement account under the Savings Plan for Salaried Employees and our payment of $1,242 in premiums under Mr. Bagby’s life insurance policy.
(9)	Mr. Karan held the position of Vice President, Finance, Secretary and Treasurer until November 2004. Mr. Karan has held his current position since November 2004.
(10)	Reflects payments of $5,203 and $7,550, in 2005 and 2004, respectively, for reimbursement of Mr. Karan’s country club dues and a payment of $115,000 in 2005 to cover the tax liability associated with the exercise of Mr. Karan’s stock options.
(11)	Reflects our contributions of $8,133 and $5,044, in 2005 and 2004, respectively, to Mr. Karan’s retirement account under our Savings Plan for Salaried Employees and our payments of $1,840 and $603, in 2005 and 2004, respectively, in premiums under Mr. Karan’s life insurance policy.
(12)	Mr. Whalen has served as our Senior Vice President, Marketing and Sales since December 2004.
(13)	Reflects our contributions of $8,400 and $8,200, in 2005 and 2004, respectively, to Mr. Whalen’s retirement account under the Savings Plan for Salaried Employees and our payments of $2,632 and $2,539, in 2005 and 2004, respectively, in premiums under Mr. Whalen’s life insurance policy.

Option Grants in Last Fiscal Year

The following table sets forth individual grants of stock options made to the named executive officers during 2005.

	Individual Grants					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term ($) (3)
Name and Principal Position	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share ($)	Expiration Date
						0%	5%	10%
John E. Carroll, Jr.	164,904	48.5%	19.00	April 11, 2015	(2)	$494,712	$2,776,271	$6,276,631
Kevin P. Bagby	65,962	19.4%	19.00	April 11, 2015	(2)	$197,886	$1,110,515	$2,510,668
Glen T. Karan	10,000	2.9%	49.90	December 6, 2015	(2)	$0	$313,818	$795,277
Edward J. Whalen	98,942	29.1%	19.00	April 11, 2015	(2)	$296,826	$1,665,756	$3,765,963

(1)	Following the completion of our initial public offering on April 11, 2005, we adopted the 2005 Long Term Incentive Plan and issued options for the shares of our common stock to Messrs. Carroll, Whalen and Bagby as indicated in the table above. On December 6, 2005, our board of directors granted options to purchase shares of our common stock under our 2005 Long Term Incentive Plan to Mr. Karan. Other than as described in the table above, no other options to purchase shares of our common stock were granted. The options granted to Messrs. Carroll, Whalen and Bagby vest in equal yearly installments over a period of three years beginning on April 11, 2006, and the options granted to Mr. Karan vest in equal yearly installments over a period of three years beginning on December 6, 2006.
(2)	The options may be exercised only during the period commencing on the date of grant and until the close of business on tenth anniversary of the date of grant unless sooner terminated following a Qualifying Termination (as defined in their respective option agreements).
(3)	These amounts represent hypothetical gains that could be achieved on the respective options if exercised at the end of the option terms. These amounts represent certain assumed rates of appreciation in the value of our common stock calculated from the market price at grant date. The 0% annual rate of stock price appreciation is mandated by the SEC to illustrate any “in the money” stock options at the grant date, i.e., the amount, if any, that the market price of an option exceeds the exercise price on the option grant date. The 5% and 10% annual rates of stock price appreciation are mandated by the SEC and do not represent our estimates or a projection of the future price of our common stock. Actual gains, if any, on stock option exercises and common stock holdings depend on the future performance of our common stock.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding the value of stock options exercised during 2005 and the value of unexercised stock options held as of December 31, 2005 by each of our named executive officers.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005 (#)		Value of Unexercised In-the- Money Options at December 31, 2005 ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John E. Carroll, Jr.	184,800	$974,400	—	164,900	—	$4,795,292
Kevin P. Bagby	37,400	$197,200	—	65,962	—	$1,918,175
Glen T. Karan	37,400	$197,200	—	10,000	—	—
Edward J. Whalen	—	—	—	98,942	—	$2,877,233

(1)	This column indicates the aggregate amount by which the market value of our common stock on December 30, 2005 exceeded the options’ exercise price, based on the closing sales price per share of our common stock on the Nasdaq National Market on December 30, 2005 of $48.08.

Employment and Non-Competition Agreements

We are a party to employment agreements with John E. Carroll, Jr., Kevin P. Bagby, Glen T. Karan and Edward J. Whalen.

John E. Carroll, Jr.

Mr. Carroll’s employment agreement, dated as of December 17, 2004, as amended, provides for his continued employment as our President and Chief Executive Officer for an initial term that expires on December 31, 2006 and which automatically extends for one-year periods until terminated prior to the end of the term by either party upon 90 days’ notice.

We agreed to pay Mr. Carroll an initial annual base salary of $550,000. We also agreed to pay Mr. Carroll an annual bonus equal to 1% of our EBITDA (as defined in the agreement), measured on a calendar year basis. We also agreed to pay Mr. Carroll a cash bonus of $250,000 if he remained continuously employed by us until May 1, 2005 and we were quoted on the Nasdaq National Market on that date. We agreed to pay Mr. Carroll an additional cash bonus of $250,000 if the conditions for the first $250,000 bonus as described above were met and he remained continuously employed by us until the earlier of November 1, 2005 or the completion of a follow-on offering of our common stock. We agreed to pay this second $250,000 bonus to Mr. Carroll upon a “change in control” (as defined in his employment agreement) if it occurred prior to November 1, 2005 or the completion of a follow-on offering of our common stock. In accordance with the agreement, the two $250,000 bonuses were paid during 2005. Mr. Carroll is also entitled to participate in all management incentive plans, and to receive all benefits under any employee benefit plan, arrangement or perquisite, made available to our executives.

In the event that Mr. Carroll’s employment agreement is terminated by us in breach of the agreement or terminated by Mr. Carroll for Good Reason (as defined in the agreement), we agreed to: (a) pay Mr. Carroll’s full base salary through the date of termination and all other unpaid amounts as of such date; (b) pay a lump sum equal to three times the sum of (1) his annual base salary then in effect and (2) his annual bonus (as calculated pursuant to the agreement); and (c) continue his participation in our employee welfare benefit plans and programs for three years. We also agreed to continue to make available, at our cost, coverage under our medical insurance plan to each of Mr. Carroll and his spouse until he or she is eligible for Medicare.

The agreement requires Mr. Carroll to abide by restrictive covenants relating to non-disclosure, as well as non-competition for two years following termination of employment.

Kevin P. Bagby

Mr. Bagby’s employment agreement, dated November 22, 2004, as amended, provides for his employment as our Vice President, Finance, Chief Financial Officer, Treasurer and Secretary, without any employment term, as an “at will” employee. We agreed to pay Mr. Bagby an initial annual base salary of $250,000 and grant him 2004 Options to purchase 68 Units consisting of 550 shares of our pre-IPO common stock and one share of our previously outstanding Series A voting preferred stock. Mr. Bagby is entitled to participate and receive all benefits under our employee benefit plans.

If we terminate Mr. Bagby’s employment agreement without “cause” (as defined in his employment agreement) at any time, he will be entitled to receive 24 months of his base salary and continuation of his employee benefits.

The agreement also requires Mr. Bagby to abide by restrictive covenants relating to non-disclosure, as well as non-competition and non-solicitation for one year following termination of employment.

Glen T. Karan

Mr. Karan’s employment agreement, dated as of December 20, 2004, provides for his continued employment as our Vice President, Planning and Administration for an initial term of three years, which automatically extends for one-year periods until terminated prior to the then end of the term by either party upon 90 days’ notice. Upon a “change in control” (as defined in his employment agreement), the agreement will automatically extend to until the later of the second anniversary of such change in control or, if such change in control was caused by the shareholder approval of a merger or consolidation, the second anniversary of such merger or consolidation. Under Mr. Karan’s agreement, following one year of the effective date of the agreement, Mr. Karan is entitled to voluntarily terminate his employment upon 90 days’ notice, upon which we will continue paying his base salary and all other unpaid amounts through the date of termination and until the second anniversary of the date of termination, plus two times his annual bonus (as calculated pursuant to the agreement).

We agreed to pay Mr. Karan an initial annual base salary of $200,000, effective as of August 1, 2004. We also agreed to pay Mr. Karan a special bonus of $150,000 and reimburse him for the lesser of $115,000 or the full amount of taxes payable by Mr. Karan solely as a result of the exercise of his 2004 Options to purchase 68 Units consisting of 550 shares of our common stock and one share of our previously outstanding Series A voting preferred stock. In accordance with the agreement, these bonuses were paid in 2004 and 2005, respectively. Mr. Karan is also entitled to participate in all management incentive plans, and to receive all benefits under any employee benefit plan, arrangement or perquisite, made available to our executives.

In the event that Mr. Karan’s employment agreement is terminated by us in breach of the agreement or terminated by Mr. Karan for “good reason” (as defined in his employment agreement), we agreed to: (a) pay Mr. Karan’s full base salary through the date of termination and all other unpaid amounts as of such date; (b) pay a lump sum equal to three times the sum of (1) his annual base salary then in effect and (2) his annual bonus (as calculated pursuant to the agreement); (c) pay a lump sum, in cash, reflecting his incentive compensation (as calculated pursuant to the agreement); (d) continue his participation in our employee welfare benefit plans and programs for three years; and (e) pay a cash amount equal to the present value of the additional pension benefit that Mr. Karan would have accrued under our qualified defined pension plan had he remained our employee for an additional three years.

The agreement requires Mr. Karan to abide by restrictive covenants relating to non-disclosure, as well as non-competition and non-solicitation for one or two years following termination of employment, depending on the basis for the termination.

Edward J. Whalen

Mr. Whalen’s employment agreement, dated as of December 20, 2004, provides for his employment as our Senior Vice President, Marketing and Sales for an initial term of three years, which automatically extends for one-year periods until terminated prior to the end of the term by either party upon 90 days’ notice. Upon a “change in control” (as defined in his employment agreement), the agreement will automatically extend to until the later of the second anniversary of such change in control or, if such change in control was caused by the shareholder approval of a merger or consolidation, the second anniversary of such merger or consolidation.

We agreed to pay Mr. Whalen an initial annual base salary of $271,000. Mr. Whalen is also entitled to participate in all management incentive plans, and to receive all benefits under any employee benefit plan, arrangement or perquisite, made available to our executives. Mr. Whalen’s employment agreement also provides for a tax gross-up for any amount that we pay or distribute to him, whether under the employment agreement or otherwise, that is determined to be an “excess parachute payment” under the Internal Revenue Code.

In the event that Mr. Whalen’s employment agreement is terminated by us in breach of the agreement or terminated by Mr. Whalen for “good reason” (as defined in his employment agreement), we agreed to: (a) pay Mr. Whalen’s full base salary through the date of termination and all other unpaid amounts as of such date; (b) pay a lump sum equal to three times the sum of (1) his annual base salary then in effect and (2) his annual bonus (as calculated pursuant to the agreement); (c) pay a lump sum, in cash, reflecting his incentive compensation (as calculated pursuant to the agreement); and (d) continue his participation in our employee welfare benefit plans and programs for three years. In addition, unless we terminate Mr. Whalen’s employment for “cause” (as defined in his employment agreement), we will continue to make available to Mr. Whalen coverage under our medical insurance plan until he is eligible for Medicare, so long as he pays the full cost of the coverage at the then applicable COBRA rate.

The agreement requires Mr. Whalen to abide by restrictive covenants relating to non-disclosure, as well as non-competition and non-solicitation for one or two years following termination of employment, depending on the basis for the termination.

2005 Long Term Incentive Plan

We adopted our 2005 Long Term Incentive Plan in April 2005, effective upon the closing of our initial public offering on April 11, 2005. Under our 2005 Long Term Incentive Plan, 659,616 shares of our common stock have been reserved for issuance in connection with stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards that may be granted under the plan.

Following the completion of our initial public offering we issued options for the shares of our common stock under our 2005 Long Term Incentive Plan to Messrs. Carroll, Whalen and Bagby as indicated in the table below. On December 6, 2005, our board of directors granted to Mr. Karan options to purchase shares of our common stock under our 2005 Long Term Incentive Plan. Other than as described in the table below, no options to purchase shares of our common stock were granted. The options granted to Messrs. Carroll, Whalen and Bagby vest in equal yearly installments over a period of three years beginning on April 11, 2006, and the options granted to Mr. Karan vest in equal yearly installments over a period of three years beginning on December 16, 2006. These option grants are summarized in the table below as follows:

Name	Number of Options
Named Executive Officer
John E. Carroll, Jr.	164,904
Kevin P. Bagby	65,962
Edward J. Whalen	98,942
Glen T. Karan	10,000

Total	339,808

As of December 31, 2005, after giving effect to the grants described above as well as the award of 37,500 shares of restricted stock to certain employees of the Company pursuant to the 2005 Long Term Incentive Plan on December 6, 2005, 282,308 shares of common stock remained available for issuance under our 2005 Long Term Incentive Plan.

Management incentive plan

When we acquired our freight car business from Transportation Technologies Industries, Inc. in 1999, we assumed the Johnstown America Corporation Management Incentive Plan, which provides additional compensation to participants based on our achievement of certain financial objectives. Our Management Incentive Plan is intended to assist us in attracting and retaining highly qualified personnel, encourage and stimulate superior performance by such personnel on our behalf and recognize the level of an individual’s position to influence company results. Bonus awards are based, in part, on our “return on average net assets,” and the financial targets determined by the Chief Executive Officer and the board of directors. The Management Incentive Plan is open to all salaried personnel selected by the Chief Executive Officer. Participants in the Management Incentive Plan must be actively employed by us on the payment date to receive a bonus award. Participants are entitled to receive a partial bonus award in certain circumstances.

Pension Plan Table

The following table indicates the estimated annual pension benefits payable upon normal retirement at age 65 in calendar year 2005, expressed in the form of a single life annuity for the average salary levels and years of service specified below:

	Years of Service
Average Earnings ($)	1	5	10	15	20	25	30	35
100,000	1,424	7,122	14,244	21,366	28,488	35,610	42,731	49,853
150,000	2,264	11,322	22,644	33,966	45,288	56,610	67,931	79,253
200,000	3,054	15,270	30,540	45,810	61,080	76,350	91,619	106,889
250,000	3,054	15,270	30,540	45,810	61,080	76,350	91,619	106,889
300,000	3,054	15,270	30,540	45,810	61,080	76,350	91,619	106,889
350,000	3,054	15,270	30,540	45,810	61,080	76,350	91,619	106,889
400,000	3,054	15,270	30,540	45,810	61,080	76,350	91,619	106,889
450,000	3,054	15,270	30,540	45,810	61,080	76,350	91,619	106,889
500,000	3,054	15,270	30,540	45,810	61,080	76,350	91,619	106,889
550,000	3,054	15,270	30,540	45,810	61,080	76,350	91,619	106,889
600,000	3,054	15,270	30,540	45,810	61,080	76,350	91,619	106,889
650,000	3,054	15,270	30,540	45,810	61,080	76,350	91,619	106,889
700,000	3,054	15,270	30,540	45,810	61,080	76,350	91,619	106,889

Benefits provided under the JAC Nonrepresented Salaried Pension Plan, a qualified plan, are limited by IRC Code Section 415 and Section 401(a)(17). Section 415 limits the benefit amount payable from the plan based on the pensioner’s service, pay, and a dollar amount cap that is indexed. Section 401(a)(17) limits the pensionable earnings which may be used to determine the pension benefit amount.

As of December 31, 2005, Messrs. Carroll, Bagby, Karan and Whalen had 7, 1, 11 and 14 years of service, respectively. Mr. Bagby is required to complete a total of 5 years of service to be eligible for benefits under the plan.

Report of the Compensation Committee on Executive Compensation

The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

Our compensation committee is composed of three directors: Messrs. Tidball, Madden and Fitzpatrick. Each of the foregoing directors is (1) “independent” under the applicable requirements of the Nasdaq National Market, Inc., (2) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The compensation committee is responsible for approving our executive compensation philosophy and reviewing with our board of directors our executive compensation structure. Set forth below in full is the Report of the Compensation Committee regarding compensation earned by our executive officers for 2005.

Compensation Philosophy

Our executive compensation philosophy is to provide compensation and incentives that are based on performance and that link the interests of our executive officers with our stockholders. Our executive compensation is intended to provide value to our executive officers based on our performance versus return on average net asset targets and other financial measures, our long-term financial performance and our total return to stockholders. Our philosophy is further intended to enhance our ability to motivate, attract and retain the services of executive officers that make significant contributions to our success and to allow those executive officers to share in such success. The philosophy is designed to optimize performance within our cyclical industry and provide executive officers with competitive compensation that maintains a balance between cash and stock compensation and provides compensation tied to both annual and long-term performance, as well as the creation of stockholder value.

Components of Executive Compensation

Salary. The annual salary for each executive officer was reviewed and, in certain cases, increased at levels consistent with increases in the annual salaries generally awarded to other comparably performing peer executives. Year-to-year adjustments to each executive officer’s base salary were determined by an assessment of his sustained performance against his individual job responsibilities, including the impact of such performance on our business and financial results.

Cash Bonuses. Cash bonuses were paid to our executive officers under our Management Incentive Plan, which provides additional compensation to participants based on our achievement of certain financial objectives. The bonuses were based, in part, on our “return on average net assets,” and the financial targets determined by the Chief Executive Officer and the board of directors. The Management Incentive Plan is open to all salaried personnel selected by the Chief Executive Officer and the Compensation Committee. Participants in the Management Incentive Plan must be actively employed by us on the payment date to receive a bonus award. Participants are entitled to receive a partial bonus award in certain circumstances.

Long-Term Compensation. We awarded long-term compensation in 2005 to our executive officers under our 2005 Long Term Incentive Plan in the form of stock option awards. These stock options have produced value to our executive officers since the price of our stock has appreciated, thereby linking the interests of executive officers with those of our stockholders. Stock options granted to our executive officers vest in equal yearly installments over a three-year period and may be exercised only during the period commencing on the date of grant and until the close of business on tenth anniversary of the date of grant unless sooner terminated following a Qualifying Termination (as defined in the executive officers’ respective option agreements).

CEO Compensation

The compensation committee reviewed the corporate goals and objectives relevant to Mr. Carroll’s compensation and approved the compensation, including the bonus and stock option awards, for Mr. Carroll. In determining Mr. Carroll’s compensation for 2005, the committee considered our performance based on certain financial measures, the value of similar awards to chief executive officers of comparable companies, the awards given to Mr. Carroll in past years and such other appropriate factors. The committee also considered Mr. Carroll’s contributions to us, particularly in connection with our initial public offering, and his role in implementing strategic and financial initiatives designed to augment our business development and growth efforts.

We believe that Mr. Carroll’s experience, dedication and industry knowledge have been important to our ongoing growth and, in particular, were important to our ability to accomplish our initial public offering in April 2005. For the fiscal year ended December 31, 2005, Mr. Carroll received an annual salary of $550,000, and a performance bonus of $1,358,993. In April 2005, our board of directors also granted to Mr. Carroll options to purchase 164,904 shares of our common stock at an exercise price equal to the initial public offering price of $19.00 under the 2005 Long Term Incentive Plan. In addition, Mr. Carroll received other compensation in the form of our contributions to his retirement account under the Savings Plan for Salaried Employees, our payment of premiums under his life insurance policy perquisites and other personal benefits, including our reimbursement of his temporary living and commuting expenses and country club dues. We believe Mr. Carroll’s total compensation, including salary, bonus and long-term incentives, is at a level competitive with chief executive officer salaries within the railcar manufacturing industry. As our President and Chief Executive Officer, Mr. Carroll is focused on building long-term success, and as a significant stockholder, his personal wealth is tied directly to the creation of stockholder value. In our view, Mr. Carroll’s total compensation for 2005 properly reflected our performance and his performance.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of certain compensation paid in any year by a publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per executive (the “$1 million cap”). The $1 million cap does not apply to “performance-based” compensation as defined under Section 162(m) or to compensation paid pursuant to certain plans that existed prior to a corporation becoming publicly held. It is intended that awards made under our 2005 Long Term Incentive Plan are not currently subject to the $1 million cap due to the private-to-public transition rules under Section 162(m). Once the transition rule is not available, it is intended that awards made under our 2005 Long Term Incentive Plan will qualify as “performance-based” compensation for purposes of Section 162(m). We believe we can continue to preserve related federal income tax deductions, although individual exceptions may occur.

Respectfully submitted by the Compensation Committee,

Robert N. Tidball, Chairman

Thomas A. Madden

Thomas M. Fitzpatrick

PERFORMANCE GRAPH

The following graph illustrates the cumulative total stockholder return on our common stock during the period from April 6, 2005, which is the date our common stock was initially listed on the Nasdaq National Market, through December 31, 2005 and compares it with the cumulative total return on the NASDAQ Composite Index and DJ Transportation Index. The comparison assumes $100 was invested on April 6, 2005 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The performance shown is not necessarily indicative of future performance.

Dollar Value of $100 Invested on April 6, 2005

	April 6, 2005	June 30, 2005	Sept. 30, 2005	Dec. 31, 2005
FreightCar America, Inc.	100.00	94.29	194.07	228.96
Nasdaq Composite Index	100.00	94.18	101.16	113.89
DJ Transportation Index	100.00	103.48	108.12	111.17

CERTAIN TRANSACTIONS

Redemption of Preferred Stock

We used approximately $13 million of the net proceeds from our initial public offering to redeem all of our previously outstanding Series A voting preferred stock and Series B non-voting preferred stock. The per share purchase price for each share of Series A voting preferred stock and each share of Series B non-voting preferred stock redeemed by us was equal to the liquidation preference value of each such series of preferred stock of $500 per share plus all accumulated and unpaid dividends through the date of the redemption.

The following table sets forth the number of shares of Series A voting preferred stock and Series B non-voting preferred stock that we redeemed in connection with our initial public offering, including the shares of our Series A voting preferred stock issued upon the exercise of the options granted on December 7, 2004, in accordance with our former shareholders’ agreement (the “2004 Options”), and the aggregate redemption price as of the closing date, including accumulated and unpaid dividends, held by our directors, executive officers and security holders who beneficially owned more than 5% of any class of our voting securities at the time of the redemption:

Name	Number of Shares of Series A Voting Preferred Stock (1)		Number of Shares of Series B Non-Voting Preferred Stock		Aggregate Redemption Price (in thousands)
Caravelle Investment Fund, L.L.C.	2,500.000		321.500		$2,825
Trimaran Investments II, L.L.C. (2)	—		1,928.500		1,990
Camillo M. Santomero, III	2,001.000		444.859	(3)	2,332
Hancock Mezzanine Partners L.P.	1,291.500		—		1,275
John Hancock Life Insurance Company	1,291.500		—		1,275
John E. Carroll, Jr.	1,336.000	(4)	—		1,178
James D. Cirar	651.000	(5)	—		628
Edward J. Whalen	—		250.000		246
Kevin P. Bagby	68.000		—		35
Glen T. Karan	68.000		—		35

(1)	Includes the shares of our Series A voting preferred stock issued upon the exercise of the 2004 Options.
(2)	Reflects 677.349 shares of Series B non-voting preferred stock held by Trimaran Fund II, L.L.C., 43.734 shares of Series B non-voting preferred stock held by Trimaran Capital, L.L.C., 285.183 shares of Series B non-voting preferred stock held by Trimaran Parallel Fund II, L.P., 441.056 shares of Series B non-voting preferred stock held by CIBC Employee Private Equity Fund (Trimaran) Partners and 481.178 shares of Series B non-voting preferred stock held by CIBC Capital Corporation.
(3)	Includes 179.304 shares of Series B non-voting preferred stock held by Santomero Family Limited Partnership over which Mr. Santomero shares voting and investment power together with his wife, Denise C.R. Santomero, and 208.330 shares of Series B non-voting preferred stock held by Camillo M. Santomero III Individual Retirement Account First Union National Bank Custodian U/A dated 11/30/94.
(4)	Consists of shares held by USBancorp Trust Co. FBO John E Carroll, Jr. IRA, dated 6-11-99.
(5)	Consists of shares held by Delaware Charter & Guarantee Company, Trustee FBO James D. Cirar, IRA Rollover.

Senior Notes

In June 1999, Caravelle Investment Fund, L.L.C. (Caravelle), Hancock Mezzanine Partners L.P. (Hancock) and John Hancock Life Insurance Company, formerly known as John Hancock Mutual Life Insurance Company (JHLICO), purchased $25.0 million in aggregate principal amount of our senior notes, together with shares of capital stock of our former parent company that, following the exchange of such capital stock in the merger, consisted of 5,000 shares of our Series A voting preferred stock and 2,750,000 shares of our common stock, in exchange for $25.0 million in cash. In November 2003, Caravelle transferred all of its interest in the senior notes to affiliates of GoldenTree Asset Management, L.P. We used the proceeds from our initial public offering to repay the senior notes in full.

Rights to Additional Acquisition Consideration

Pursuant to the terms of the share purchase agreement relating to the acquisition of our business in 1999 from Transportation Investment Partners, L.L.C. (TTII), we were required to pay additional sale consideration to TTII upon the occurrence of certain events, including, among others, an initial public offering of our common stock. In February 2001, TTII transferred all of its interest in the rights to Caravelle (an affiliate of our former director Jay R. Bloom and a holder of 20.9% of our voting common stock immediately prior to our initial public offering), Camillo M. Santomero, III (the chairman of our board of directors and a holder of 16.6% of our voting common stock immediately prior to our initial public offering) and Transportation Investment Partners, L.L.C. (the interests of which were subsequently held by Trimaran Investments II, L.L.C., an affiliate of our former directors Jay R. Bloom and Mark D. Dalton). In November 2003, Caravelle transferred all of its interest in the rights to affiliates of GoldenTree Asset Management, L.P. Our initial public offering triggered our obligation to pay the additional acquisition consideration, and we used the proceeds from our initial public offering and available cash to pay the additional acquisition consideration in full.

Shareholders’ Agreement

Prior to our initial public offering, we were party to a shareholders’ agreement, dated June 3, 1999, as amended on February 15, 2001, with Hancock, JHLICO, Caravelle, TTII (the interests of which were subsequently held by stockholders whose shares of our common stock were managed by Trimaran Investments II, L.L.C.), Mr. Santomero and other stockholders of our company that contained, among other things, provisions relating to director designation rights, restrictions on the transfer of shares of capital stock held by the shareholders and registration rights with respect to the shares of our capital stock that the shareholders owned. Upon the completion of our initial public offering, all of our outstanding shares of preferred stock were redeemed and we terminated the shareholders’ agreement.

Nomination Agreements

We were previously party to nomination agreements, dated as of April 11, 2005, with each of Caravelle, Mr. Santomero and Trimaran that required us to use our reasonable efforts to have an individual selected by each of them included as one of the nominees to be considered at a meeting of our stockholders called for the election of directors when the terms of the Class II directors (with respect to Mr. Santomero) and Class III directors (with respect to Caravelle and Trimaran) expire. Mr. Santomero is currently a Class II director. Following the completion of our secondary offering, each of the nomination agreements automatically terminated in accordance with its terms.

Management Services Agreements, Deferred Financing Fee Agreement, Management agreement and Consulting Agreement

Management services agreements with Hancock and JHLICO

In June 1999, we entered into a management services agreement with each of Hancock and JHLICO, which agreement provided that each of Hancock and JHLICO will provide us with advisory and management services as requested by our board of directors and agreed to by each of Hancock and JHLICO. Each management services agreement provided for an annual management fee of $25,000 and reimbursement of all reasonable out-of-pocket expenses. Each management services agreement was amended to provide for automatic termination of the agreement upon our payment of $50,000 to each of Hancock and JHLICO upon the completion of our initial public offering. We used the proceeds from our initial public offering and available cash to make these payments, and this agreement has been terminated.

Deferred financing agreement with Caravelle

In June 1999, we entered into a deferred financing fee agreement with Caravelle, pursuant to which we agreed to pay Caravelle a fee of $50,000 per year. The deferred financing fee agreement was amended to provide for automatic termination of this agreement upon our payment of $100,000 to Caravelle upon completion of our initial public offering. We used the proceeds from our initial public offering and available cash to make this payment, and this agreement has been terminated.

Management agreement with Camillo M. Santomero, III

In June 1999, we and all of our direct and indirect subsidiaries entered into a management agreement with Mr. Santomero, which required him to provide general oversight and supervision of our business and that of our subsidiaries and, upon request, evaluate the long-range corporate and strategic plans, general financial operation and performance of our subsidiaries and strategies for their capitalization. In consideration of these management services, we and two of our subsidiaries, JAC Intermedco, Inc. and JAC Operations, Inc., agreed to pay Mr. Santomero an aggregate base fee of $350,000 per year, payable monthly. The management agreement was amended to provide for automatic termination of the agreement upon our payment of $700,000 to Mr. Santomero at the completion of our initial public offering. We used the proceeds from our initial public offering and available cash to make this payment, and this agreement has been terminated.

Management services agreement with subsidiaries

In connection with our management agreement with Mr. Santomero, in June 1999 we entered into a management services agreement with certain of our subsidiaries, which required us to provide general oversight and supervision of each of the subsidiaries and their respective businesses and provide such additional services as established, from time to time, by mutual agreement between us and the subsidiaries. We also agreed to evaluate upon request the long-range corporate and strategic plans, general financial operation and performance of the subsidiaries and strategies for their capitalization. In consideration for these management services, the subsidiaries party to the management services agreement agreed to pay us an aggregate management fee of $350,000 per year, payable in four equal consecutive quarterly installments, except that, to the extent any of the subsidiaries has paid to Mr. Santomero or his designee all or any portion of the annual base fee under his management agreement with us, the subsidiaries would receive a credit in an amount equal to the amount paid to Mr. Santomero. This agreement was amended to provide for automatic termination of the agreement upon the termination of our management agreement with Mr. Santomero at the completion of our initial public offering, and this agreement has been terminated.

Registration Rights Agreement

We entered into a registration rights agreement, dated as of April 11, 2005, with substantially all of our stockholders as of immediately prior to the completion of our initial public offering. The stockholders that are party to the registration rights agreement had the right to require us, subject to certain terms and conditions, to register their shares of our common stock under the Securities Act of 1933, as amended, at any time. The selling stockholders in our secondary offering exercised their demand registration rights to require us, subject to certain terms and conditions, to register their shares of our common stock under the Securities Act of 1933, as amended. We and certain of our stockholders remain party to the registration rights agreement.

Consulting agreement with James D. Cirar

In June 1999, we and certain of our subsidiaries entered into a consulting agreement with James D. Cirar, one of our directors, which provides that Mr. Cirar will provide us with consulting services on all matters relating to our business and that of our subsidiaries and will serve as a member of our board of directors. The agreement provides for a consulting fee of $50,000 per year. We amended the consulting agreement to provide for termination of the agreement following our payment to Mr. Cirar of $50,000 per year in the three years following the completion of our initial public offering. The amendment to the consulting agreement also provides that, upon any sale of the company to a third party following the completion of our initial public offering, the agreement will terminate and we will be obligated to pay Mr. Cirar $150,000, net of any amounts paid to him as consulting fees between the completion of the initial public offering and the termination date.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE REPORT

Fees Billed by Independent Registered Public Accounting Firm

The audit committee has adopted a pre-approval policy pursuant to which it must pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services. Under the policy, the audit committee may delegate the authority to pre-approve any audit or non-audit services to be provided by our independent registered public accounting firm to one or more of its members. The pre-approval of services by a member of the audit committee pursuant to this delegated authority, if any, must be reported at the next meeting of the audit committee.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm. Unless the audit committee determines otherwise, the term for any service pre-approved by the audit committee is twelve months from the date of pre-approval. Any pre-approval must set forth in detail the particular service or type of services to be provided and is generally subject to a specific cost limit. Any services that exceed these cost limits require specific approval by the audit committee. The audit committee may periodically review and, as necessary, revise the list of pre-approved services based on subsequent determinations.

The following table presents fees for audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte entities) for the audit of our annual financial statements for the fiscal years ended December 31, 2005 and 2004, and fees billed for other services rendered by Deloitte entities during those periods.

Fees	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004
Audit Fees (1)	$2,111,682	$1,136,275
Audit-Related Fees (2)	63,323	37,200
Tax Fees (3)	7,718	53,400

Total	$2,182,723	$1,226,875

(1)	Audit Fees include fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, the review of the Form S-1 registration statements initially filed in connection with our initial public offering and secondary public offering on April 5, 2005 and September 21, 2005, respectively, and other related services that are normally provided in connection with statutory and regulatory filings. The amounts included relative to the review of the Form S-1 registration statements was $1,576,157 and $804,854 for the years ended December 31, 2005 and 2004, respectively.
(2)	Audit-Related Fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our annual consolidated financial statements and not reported under “Audit Fees.” Includes fees for Sarbanes-Oxley Act, Section 404 advisory services and employee benefit plan audits.
(3)	Tax Fees include fees billed or expected to be billed for services performed related to tax compliance, tax advice and tax planning. Fees for tax compliance services totaled $0 and $27,500 in 2005 and 2004, respectively. Fees for tax advice and tax planning totaled $7,718 and $25,900 in 2005 and 2004, respectively.

During fiscal years 2004 and 2005, the audit committee pre-approved 100% of all audit-related, tax and other services provided to us by Deloitte & Touche LLP in accordance with the pre-approval policy described above pursuant to applicable laws and regulations.

Report of the Audit Committee

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The Audit Committee is currently comprised of Messrs. Soderstrom, Tidball and Madden. Our board of directors has determined that each member of the audit committee meets the independence requirements under the listing standards of the Nasdaq National Market, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission. The committee operates under a written charter that was adopted by our board of directors. A copy of the Audit Committee Charter as presently in effect is attached to this proxy statement as Appendix A.

The committee oversees our accounting and financial reporting process on behalf of our board of directors. Management has the primary responsibility for the preparation of our financial statements and the disclosure and financial reporting process, including establishing a system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management and Deloitte & Touche LLP, our independent registered public accounting firm, the audited financial statements as of and for the year ended December 31, 2005. Deloitte & Touche LLP is responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles.

The committee has discussed and reviewed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other things, matters related to the conduct of the audit of our financial statements. The committee has also received from Deloitte & Touche LLP the written disclosures and letters describing the relationships between Deloitte & Touche LLP and us that might bear on the independence of Deloitte & Touche LLP consistent with and required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and has discussed with Deloitte & Touche LLP its independence.

In reliance on the reviews and discussions referred to above, the committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The committee and our board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2006.

Respectfully submitted by the Audit Committee,

S. Carl Soderstrom, Jr., Chairman

Robert N. Tidball

Thomas A. Madden

2007 ANNUAL MEETING OF STOCKHOLDERS

We expect that our 2007 annual meeting of stockholders will be held within 30 days of May 10, 2007, which will be the first anniversary of the upcoming annual meeting. As a result, proposals of stockholders intended for inclusion in the proxy statement for our 2007 annual meeting of stockholders must be received by our Secretary at our offices at Two North Riverside Plaza, Suite 1250, Chicago, Illinois 60606, by February 9, 2007. If a stockholder intends to present a proposal at the 2007 annual meeting of stockholders, such stockholder must comply with the advance notice provisions of our by-laws. These provisions require that such proposal must be received by our Secretary at Two North Riverside Plaza, Suite 1250, Chicago, Illinois 60606, not earlier than January 10, 2007 and not later than February 9, 2007. Subject to certain exceptions set forth in our by-laws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, National City Bank, Corporate Trust Operations, Locator 5352, P.O. Box 92301, Cleveland, Ohio 44197-1200.

Appendix A

FREIGHTCAR AMERICA, INC.

AUDIT COMMITTEE CHARTER

Effective April 6, 2005

I.	Purpose

The primary objectives of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of FreightCar America, Inc. (the “Company”) are to assist the Board in monitoring and overseeing (a) the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements; (b) the quality and integrity of the Company’s financial statements and related disclosure and system of internal controls (c) the performance by the internal auditors or other personnel responsible for the Company’s internal audit function (in each case, the “internal auditors”); (d) the qualifications, independence and performance of the independent auditor; and (e) the Company’s compliance with applicable legal and regulatory financial accounting requirements. The Committee shall have such other duties as set forth in this charter and as directed by the Board.

II.	Composition of the Committee

The Committee shall be comprised of at least three directors, each of whom shall be determined by the Board to meet the independence requirements of the Securities and Exchange Commission (the “SEC”), The Nasdaq Stock Market, Inc. (“Nasdaq”) and any other applicable governmental or regulatory authorities, each as in effect from time to time. The Committee shall also meet the applicable experience, expertise, financial literacy and other requirements of the SEC, Nasdaq and any other applicable governmental or regulatory authorities, each as in effect from time to time. At least one member of the Committee shall be an “audit committee financial expert” as defined by SEC rules. Unless the Board otherwise approves, directors on the Committee shall serve on no more than four (4) audit committees of public company boards in addition to the Committee.

The members of the Committee shall be appointed by the Board upon recommendation by the Nominating and Corporate Governance Committee. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board upon the recommendation of the Nominating and Corporate Governance Committee. If a Committee chairperson is not designated by the Board, members of the Committee shall designate a chairperson by majority vote.

III.	Committee Meetings

The Committee shall meet quarterly or more frequently as circumstances require. A majority of the members of the Committee shall constitute a quorum.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate.

The Committee chairperson, in consultation with management and other members of the Committee, shall prepare and/or approve an agenda in advance of each meeting. Materials related to agenda items shall be provided to the Committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items at the meeting. The Committee shall maintain written minutes of its meetings, which shall be maintained with the books and records of the Company. The Committee shall report its activities regularly and directly to the Board and shall make recommendations that the Committee deems advisable.

The Committee may request that any director, officer or employee of the Company, or any other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee reasonably requests.

III.	Authority and Responsibilities

A.	General

1. The Committee shall prepare annually the report required by the SEC to be included in the Company’s annual proxy statement, including the review of financial statements with management, SAS 61 with the independent auditor and the letter from the independent auditor.

2. The Committee shall have unrestricted access to Company personnel and documents, as well as the independent auditor, and shall have the authority to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

3. The Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.

4. The Company shall provide for appropriate funding, as determined by the Committee, for the payment of: (a) compensation to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing any other audit, review or attest services for the Company; (b) compensation to any advisors employed by the Committee; and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

5. The Committee shall review and assess at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval and publication in accordance with SEC regulations. The Committee shall also annually review its own performance.

6. The Committee shall periodically meet privately in executive session, with management, the internal auditors and the independent auditor, and as a committee to discuss auditing issues and any other matters that the Committee or each of those groups believes should be discussed. The Committee may ask members of management or others to attend any such meeting and provide pertinent information as necessary.

7. The Committee shall regularly report to the Board and review with the full Board any significant issues that arise concerning: (a) the Company’s accounting and financial reporting processes and its financial statements; (b) the internal auditors’ performance of the Company’s internal audit function; (c) the qualifications, independence and performance of the independent auditor; or (d) the Company’s compliance with applicable legal and regulatory financial accounting requirements.

B.	Quality and Integrity of Financial Statements

1. The Committee shall review and discuss with management, the internal auditors and the independent auditor the Company’s quarterly and annual reports on Form 10-Q and Form 10-K, respectively, prior to their filing with the SEC, including Company’s audited and unaudited financial statements, the other disclosures contained therein (including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), and any certification, report, opinion or review rendered by management, the internal auditors or the independent auditor in connection with the foregoing.

2. The Committee shall discuss with management or the Board each earnings press release, including the use of any non-GAAP financial information, as well as financial information and any earnings guidance to be provided to analysts and rating agencies.

3. The Committee shall review with management and the independent auditor any other filings with the SEC and published documents containing the Company’s financial statements and consider whether the information is accurate and consistent.

4. The Committee shall review and discuss with management, the internal auditors and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including (a) any significant changes in the Company’s selection or application of accounting principles, (b) any special steps adopted in light of any material control deficiencies, and (c) the effect of any regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements.

C.	Internal Controls and Procedures

1. The Committee shall, in consultation with the internal auditors, management and the independent auditor, review and discuss the adequacy and effectiveness of the Company’s (a) internal controls, (b) internal audit procedures and (c) disclosure controls and processes, and management reports thereon.

2. The Committee shall review any disclosures made to the Committee by the Chief Executive Officer and/or the Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

3. The Committee shall review and discuss with management and the internal auditors the Company’s significant financial risk exposures and the steps that management has taken to monitor, control and report such exposures, including the Company’s risk assessment and risk management policies.

D.	Internal Audit Function

1. The Company’s internal auditors shall perform internal audit functions for the Company and shall report directly to the Committee. The Committee shall ensure that the Company has an internal audit function that at a minimum consists of an appropriate control process for reviewing and approving its internal transactions and accounting.

2. The Committee shall at least annually review and approve the internal audit plan. The Committee shall periodically review the progress of implementation of the internal audit plan.

3. The Committee shall annually review with management and the internal auditors: (a) the responsibilities of the internal auditors; (b) the internal auditors’ budget, staffing and the procedures and policies for implementing the internal audit plan; and (c) any changes required in the scope of the internal audit plan.

4. The Committee shall review significant reports prepared by the internal audit department together with management’s responses to the reports.

5. The Committee shall review, at least quarterly, with management and the internal auditors the internal audit reports, any difficulties encountered in the course of the internal audits, any issues regarding the adequacy of the Company’s internal controls, any special audit steps adopted in light of material control deficiencies and the status of any corrective actions.

6. The Committee shall review and approve the appointment, replacement, performance and compensation of any internal auditor (other than the Company’s in-house internal auditors) retained to perform any internal audit functions.

E.	Independent Auditor’s Qualifications and Independence

1. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing any other audit, review or attest services for the Company, including the resolution of any disagreements between management and the independent auditor regarding financial reporting, and each such independent auditor must report directly to the Committee.

2. The Committee shall review the annual retention of the independent auditor, the audit engagement letters, the scope of audit services, estimated fees, timing of auditor visits, coordination with internal audit, monitoring of audit results and review of the independent auditor’s performance and services. The Committee shall have the sole authority to appoint or replace the independent auditor as the Committee deems necessary or appropriate.

3. The Committee shall pre-approve all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for the Company by its independent auditor (whether pursuant to policies adopted by the Company or otherwise), subject to the de minimis exceptions for non-audit services described in the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

4. The Committee shall not engage, or otherwise permit the Company to engage, the independent auditor to provide any non-audit services prohibited under Section 10A of the Exchange Act. Section 10A of the Exchange Act currently prohibits (a) bookkeeping or other services related to the accounting records or financial statements of the audit client, (b) financial information systems design and implementation, (c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports, (d) actuarial services, (e) internal audit outsourcing services, (f) management functions or human resources, (g) broker or dealer, investment adviser, or investment banking services, (h) legal services and expert services unrelated to the audit, and (i) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

5. The Committee shall annually evaluate the qualifications, performance and independence of the independent auditor and present its conclusions to the full Board. The Committee shall (a) receive written disclosures and the written statement from the independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, (b) discuss with the independent auditor any disclosed relationships or services that might impact the auditor’s objectivity and independence and (c) take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

6. The Committee shall ensure that the independent auditor’s lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit are rotated as required by law.

7. The Committee shall oversee the establishment of written hiring policies for current and former employees of the independent auditor.

8. The Committee shall obtain from the independent auditor assurance that the independent auditor has not been engaged by the Company to provide services in violation of Section 10A of the Exchange Act (which prohibits certain non-audit services and requires pre-approval by the Committee of any legally permitted non-audit services).

F.	Independent Auditor’s Audit

1. The Committee shall annually review and discuss with the independent auditor (a) its audit plans and audit procedures, including the scope, fees and timing of the audit; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the independent auditor’s procedures with respect to interim periods.

2. The Committee shall review quarterly a report by the independent auditor regarding: (a) the independent auditor’s internal quality control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (c) working relationships between the independent auditor and the Company.

3. The Committee shall, at least quarterly, review and discuss reports from the independent auditor on (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

4. The Committee shall review (a) the Company’s audited financial statements in relation to the independent auditor’s opinion to be rendered, (b) any problems or difficulties that the independent auditor encounters in the course of the audit work, and management’s response thereto, including any restrictions on the scope of the independent auditor’s activities or access to requested information, and (c) any significant unresolved disagreements with management concerning accounting or disclosure matters.

5. The Committee shall inquire into any accounting adjustments that were noted or proposed by the independent auditor but not recorded in the financial statements.

G.	Compliance with Laws and Regulations

1. The Committee shall, at least annually, review with Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements (including the status of any pending material litigation), the Company’s compliance with applicable laws and regulations, and any inquiries received from regulators or governmental agencies and advise the Board of its findings.

2. The Committee shall review all “related party transactions” for potential conflict of interest situations on an ongoing basis and have the authority to approve any such transactions. For purposes hereof, “related party transactions” shall mean any transaction required to be disclosed by the Company pursuant to SEC Regulation S-K, Item 404.

3. The Committee shall establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Such procedures shall include the Committee’s responsibilities in response to any such complaints or submissions as set forth in the Company’s Code of Business Conduct and Ethics.

The Committee shall also undertake such additional activities within the scope of its primary function as the Board or the Committee may from time to time determine or as may otherwise be required by law, the Board or the Company’s by-laws or charter.

The duties and responsibilities of a member of the Committee are in addition to those duties of a member of the Board of the Company. While the Committee has the responsibilities and powers set forth by this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

FREIGHTCAR AMERICA, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 10, 2006

Union League Club of Chicago

65 West Jackson Boulevard

Chicago, Illinois 60604

10:00 a.m. (local time)

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

FREIGHTCAR AMERICA, INC.

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREIGHTCAR AMERICA, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON, MAY 10, 2006 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints John E. Carroll and Kevin P. Bagby, and each of them, as proxies with full power of substitution to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of FreightCar America, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on May 10, 2006 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604, and at any postponement(s) or adjournment(s) thereof and, in such proxies’ discretion, to vote upon such other business as may properly come before the meeting, and at any postponement(s) or adjournment(s) thereof, as set forth in the related Notice of Annual Meeting and Proxy Statement, the receipt of which is hereby acknowledged. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting and any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION, “FOR” THE ELECTION OF THE CLASS I DIRECTOR NOMINEES, “FOR” THE ELECTION OF THE CLASS III DIRECTOR NOMINEES AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Address Changes/Comments:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

FREIGHTCAR AMERICA, INC.

TWO NORTH RIVERSIDE PLAZA, SUITE 1250

CHICAGO, ILLINOIS 60606

TO VOTE, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to FreightCar America, Inc., c/o National City Bank, P.O. Box 535800, Pittsburgh, PA 15253-9937.

In order to assist us in preparing for the Annual Meeting, please indicate in Item 5 whether you plan to attend the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

FreightCar America, Inc.

The Board of Directors Recommends a Vote “FOR” Proposal 1.

		FOR	AGAINST	ABSTAIN
1.	Approval of the Amendment to our certificate of incorporation:	☐	☐	☐

The Board of Directors Recommends a Vote of “FOR ALL” for Proposal 2.

		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
2.	Election of Class I directors:	☐	☐	☐

Nominees:	Robert N. Tidball
S. Carl Soderstrom, Jr.
James D. Cirar

* Instruction: To withhold authority to vote for any director nominee(s), mark “For All Except” and write that nominee’s name in the space provided below:

The Board of Directors Recommends a Vote of “FOR ALL” for Proposal 3.

		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
3.	Election of Class III directors:	☐	☐	☐

Nominees:	Thomas M. Fitzpatrick
Thomas A. Madden

* Instruction: To withhold authority to vote for any director nominee(s), mark “For All Except” and write that nominee’s name in the space provided below:

The Board of Directors Recommends a Vote “FOR” Proposal 4.

		FOR	AGAINST	ABSTAIN
4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2006:	☐	☐	☐

		YES	NO
5.	Do you plan to attend the Annual Meeting?	☐	☐

PLEASE RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated	☐

Signature(s) in Box

Please sign this proxy exactly as your name appears on the proxy. If held in joint tenancy, all persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, limited liability company or other similar entity, please sign in such entity’s name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date